                                                                  EXHIBIT 10.47




                                    SUBLEASE


                         5828 PACIFIC CENTER BOULEVARD
                                  (SUITE 200)

                             SAN DIEGO, CALIFORNIA






                           MOLECULAR BIOSYSTEMS, INC.
                             a Delaware corporation

                                 as Sublessor

                                      and

                           DURA PHARMACEUTICALS, INC.
                             a Delaware corporation

                                  as Sublessee






                                October 1, 1997

                           BASIC SUBLEASE INFORMATION


DEFINED TERMS


Building:                5828 Pacific Center Boulevard
                         San Diego, California  92121

Effective Date:          October 1, 1997

Commencement Date:       October 1, 1997

Rent Commencement
Date:                    October 1, 1997

Master Landlord:         Radnor/Collins/Sorrento Partnership,
                         a California general partnership

Master Landlord's
Address for              5963 La Place Court, Suite 109
Rent and Notice:         Carlsbad, California  92008

                         with a copy to:

                         RADNOR PACIFIC CORPORATE
                         CENTER CORPORATION
                         9255 Town Center Drive, Suite 100
                         San Diego, California  92121

Master Lease:            That certain Pacificpoint Triple Net Lease by and
                         between Master Landlord and Sublessor, dated May 18,
                         1995, a true and complete copy of which is attached hereto and incorporated herein as EXHIBIT A.

Master Premises:         The Building, consisting of approximately 54,712 square
                         feet.

Premises:                Improved real property as more particularly described
                         in the Master Lease, consisting of a portion of the Master Premises, containing approximately 32,827 rentable square feet as depicted on EXHIBIT B attached hereto and incorporated herein, and a non-exclusive right to utilize all of Sublessor's leasehold interest in the Common Areas of the Project
                         (as defined in Section 49 of the Master Lease), including, without limitation, Sublessor's parking rights (on a proportionate basis) and rights to any appurtenant easements under the Master Lease. The
                         Premises shall include Sublessee's right to utilize the common areas within the Building ("Building
                         Common Areas") as depicted on EXHIBIT B-1.

Monthly Base Rent:       SUBLEASE MONTHS    RENT PER SQ.FT.   MONTHLY NNN RENT
                                1-9             $ .94             $30,858
                              10-12               .98             $32,170

Security
Deposit:                 None

Sublessee:               Dura Pharmaceuticals, Inc., a Delaware corporation

Sublessee's              5880 Pacific Center Boulevard
Address for Notice:      San Diego, California  92121
                         Attn:  Mitch Woodbury

Sublessee's
Proportionate Share:     Sixty Percent (60%) of Building Operating Expenses
                         and Taxes as defined in Paragraph 3.2 of this Sublease.

Sublessor:               Molecular Biosystems, Inc.
                         a Delaware corporation

Sublessor's              10030 Barnes Canyon Road
Address for              San Diego, California 92121
Notice:                  Attn:  Jerry Wills

Term: The term ("Term") of this Sublease shall begin on the Commencement Date and expire on December 31, 1998. Notwithstanding the foregoing, the Term shall cease upon, and shall not refer to any period of time after, termination of the Master Lease (whether pursuant to the terms of the Master Lease, by operation of law, or otherwise).

Permitted Uses:          Those Permitted Uses set forth in paragraph 5 of the
                         Master Lease.

Brokers:                 Shaun Burnett, Irving Hughes Group, Inc.


Exhibits:                EXHIBIT A - Master Lease
                         EXHIBIT B - Premises Depiction
                         EXHIBIT B-1 - Building Common Areas Depiction
                         EXHIBIT C - Work List
                         EXHIBIT D - Exit Assessment

                              TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE 1 - PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1    Demise of Premises . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2    Condition of Premises. . . . . . . . . . . . . . . . . . . . . . . . .  2
          1.2.1     Physical Condition . . . . . . . . . . . . . . . . . . . . . .  2
          1.2.2     Environmental Assessment . . . . . . . . . . . . . . . . . . .  2
          1.2.3     No Representations . . . . . . . . . . . . . . . . . . . . . .  2
     1.3  Validity of Master Lease . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2 - TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 3 - SUBLESSEE'S PAYMENT OBLIGATIONS. . . . . . . . . . . . . . . . . . . .  3
     3.1    Monthly Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.2    Net Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 4 - [INTENTIONALLY DELETED]. . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 5 - USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 6 - ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 7 - RIGHTS AND DUTIES OF SUBLESSEE . . . . . . . . . . . . . . . . . . . .  5
     7.1    Sublease Subject to Master Lease . . . . . . . . . . . . . . . . . . .  5
     7.2    Exclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     7.3    Time for Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     7.4    Sublessor's Obligations. . . . . . . . . . . . . . . . . . . . . . . .  6
     7.5    Use of Building Common Areas . . . . . . . . . . . . . . . . . . . . .  6
     7.6    Entry by Sublessor . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 8 - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 9 - INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 10 - DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 11 - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 12 - ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 13 - REPAIRS AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . .  8

                                                                                 PAGE
ARTICLE 14 - DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . . . . . . . .  8
     14.1    Termination of Master Lease . . . . . . . . . . . . . . . . . . . . .  8
     14.2    Continuation of Sublease  . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 15 - CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     15.1    Total Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . .  9
     15.2    Partial Condemnation. . . . . . . . . . . . . . . . . . . . . . . . .  9
     15.3    Sublessee's Award . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 16 - SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 17 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     17.1    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     17.2    Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     17.3    Master Landlord's Consent . . . . . . . . . . . . . . . . . . . . . . 10
     17.4    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     17.5    Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     17.6    Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                               SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee.

     THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

     A. Master Landlord is the current Landlord of the Premises. Sublessor is presently the Tenant of the Premises pursuant to the Master Lease. A copy of the Master Lease with all amendments, exhibits and addenda thereto, is attached hereto as EXHIBIT A and incorporated herein by this reference.

     B. Sublessor desires to sublease the Premises to Sublessee and Sublessee desires to sublease the Premises from Sublessor on all of the terms, covenants and conditions set forth herein.

     C. All of the terms and definitions in the Defined Terms of the Basic Sublease Information of this Sublease are incorporated herein by this reference. Unless otherwise defined herein or the context otherwise requires, all capitalized terms shall have the meanings given them in the Master Lease.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

                              ARTICLE 1 - PREMISES

     1.1 DEMISE OF PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the Premises, for the Term and upon all of the terms and conditions herein set forth. The Premises shall be used by Sublessee for those uses specifically set forth in the Basic Sublease Information, subject to the terms and conditions of Section 5 of the Master Lease. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements ("Improvements") in or on the Premises constructed and/or owned by Master Landlord and/or Sublessor upon all of the terms, covenants and conditions herein contained. As used herein, "Premises" shall include the Premises and the Improvements. The Premises represents sixty percent (60%) of the total space in the Master Premises, which shall be Sublessee's "Proportionate Share" of Operating Expenses and Taxes (as defined in Paragraph 3.2 of this Sublease).

     1.2  CONDITION OF PREMISES.

          1.2.1 PHYSICAL CONDITION. Sublessor and Sublessee acknowledge and agree that Sublessee is currently the occupant of the Premises under a Sublease from Sunward, which expires immediately prior to the Commencement Date. By occupying the Premises on the Commencement Date, Sublessee shall be deemed to have acknowledged that it accepts the Premises in their current condition. As of the Effective Date, Sublessee acknowledges that Sublessee has conducted Sublessee's own investigation of the Premises and the physical condition thereof, which in Sublessee's judgment affect or influence Sublessee's use of the Premises and Sublessee's willingness to enter this Sublease and that neither Sublessor nor any of its employees or agents have made or shall have any liability for any representations or warranties, express or implied, with respect to the condition of the Premises. Both parties hereby acknowledge and agree that the Premises shall be subleased in their "as is" condition as of the Effective Date. On September 30, 1997 Sublessor, Sublessee and Master Landlord performed a walk-through inspection of the Premises in order to document the condition of the Premises on the Commencement Date for purposes of Sublessee's restoration obligations upon surrender of the Premises at the expiration of the Sublease Term ("Entrance Assessment"). As soon as practicable, Sublessor and Sublessee shall prepare, and both parties shall sign, a list of any additional work or repairs to be performed in order to restore the Premises from its current condition to the surrender condition required of Sublessee at expiration of the Term of this Sublease (the "Work List"), which shall be attached to the Sublease as EXHIBIT C. In no event shall such additional work or repairs require Sublessee to improve the Premises to a condition better than that in which such Premises were received by Sublessee. In addition to the restoration work set forth on the Work List, Sublessee agrees on the last day of the Sublease Term to surrender the Premises unto Sublessor in accordance with
Article 16 of this Sublease.

          1.2.2 ENVIRONMENTAL ASSESSMENT. Prior to Sublessee's surrender of the Premises, Sublessee shall conduct an Exit Assessment, consisting of an updated Phase I Environmental Assessment and such other tests as are listed on the Exit Assessment attached hereto as EXHIBIT D. Sublessor shall receive a copy of the report(s) of the Sublessee's Exit Assessment, and said report(s) shall be evidence of the physical condition of the Premises upon Sublessee's surrender of the Premises. The cost of the Sublessee's Exit Assessment shall be paid by Sublessee. Sublessee's Exit Assessment shall be performed by an independent environmental consultant reasonably acceptable to Sublessor.

          1.2.3 NO REPRESENTATIONS. Sublessee and Sublessor recognize and agree that Sublessor would not sublease the Premises to Sublessee and Sublessee would not sublease the Premises from Sublessor except on an "as is" basis and acknowledges that neither Sublessee nor Sublessor has made any representations of any kind, express or implied, in connection with the Improvements or physical conditions on, or bearing on, the Premises, including without limitation the suitability of the Premises for Sublessee's purposes. Sublessee further recognizes and agrees that neither Sublessor nor Master Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Premises except as set forth in the Master Lease.

     1.3 VALIDITY OF MASTER LEASE. Sublessor hereby warrants that the Master Lease attached hereto as EXHIBIT A is complete and in full force and effect, and that Sublessor is not in material default thereunder beyond expiration of any applicable cure or notice period, and that the area which is the subject of the Sublease has not been previously assigned or subleased by Sublessor.

                               ARTICLE 2 - TERM

          The term of this Sublease shall be for the Term set forth in the Basic Sublease Information provided that upon full execution of this Sublease by Sublessor and Sublessee, and provided that on or before the Commencement Date Sublessee provides Sublessor with (i) the certificates evidencing the insurance required by Article 9 of this Sublease and (ii) the first month's Base Rent, the Term shall commence on the Commencement Date and expire on September 30, 1998 ("Expiration Date").

                  ARTICLE 3 - SUBLESSEE'S PAYMENT OBLIGATIONS

     3.1 MONTHLY BASE RENT. The Monthly Base Rent shall be payable in advance in equal monthly installments in accordance with the schedule for payment of Monthly Base Rent set forth in the Basic Sublease Information, commencing with the Rent Commencement Date. Upon the execution of this Sublease by Sublessor and Sublessee, Sublessee shall deposit with Sublessor prepaid Rent in an amount equal to Thirty-Four Thousand Five Hundred Ninety-Six and 40/100's Dollars ($34,596.40) for the first month's Base Rent ("Prepaid Rent"). Sublessee shall thereafter pay to Sublessor the monthly Base Rent in advance, on or before the first day of each month, beginning on the first day of the calendar month succeeding the Commencement Date. Base Rent and any additional rent due hereunder shall be payable to Sublessor, without further notice or demand and without deduction or offset, in lawful money of the United States of America at the address specified in the Basic Sublease Information or at such other address as Sublessor may from time to time designate in writing. If the Term shall end on a day other than the last day of a calendar month, then Rent for the last month of the Term shall be prorated on a per diem basis, with respect to the portions of the last fractional calendar month included in the Term.

     3.2 NET RENTAL. In addition to Monthly Base Rent, Sublessee shall be responsible for Sublessee's Proportionate Share (as set forth in the Basic Sublease Information), of Building Operating Expenses and Taxes and all other additional rent which may be imposed, at any time, on Sublessor pursuant to the Master Lease; provided that Sublessee shall not be responsible for any penalties, interest or other costs incurred by Sublessor under the Master Lease that are caused by Sublessor's failure to pay rent to Master Landlord in a timely manner in accordance with the Master Lease, unless such failure is cause by Sublessee's default or failure to make timely payments to Sublessor in accordance with this Sublease. As used herein, "Sublease Rent" shall include Base Rent, Sublessee's Proportionate Share of Building Operating Expenses and Taxes, as defined below, and all other amounts payable
by Sublessee to Sublessor hereunder.   Sublessee shall be responsible for
Sublessee's Proportionate Share of all such costs and expenses for each and every month of the Sublease Term. Sublessee shall pay its Proportionate Share of Building Operating Expenses and Taxes no later than thirty (30) days following Sublessee's receipt of written demand therefor.

     "Building Operating Expenses and Taxes" shall consist of (1) all real property taxes, insurance premiums, Common Area Expenses, Common Area Assessments and other similar charges or expenses incurred by Sublessor pursuant to the Master Lease; (2) any personal property taxes payable by Sublessor in respect of the Premises or any trade fixtures, furnishings, equipment or other personal property either on the Premises or owned by Sublessee wherever located; and (3) Building Common Area Costs.

     "Building Common Area Costs" shall mean all costs and expenses of whatever kind or nature incurred by Sublessor in connection with repair or maintenance of the Building Common Area or any other portion of the Building other than the portion of the Master Premises currently occupied by Sublessor ("Sublessor's Premises") (and not including Sublessor's personal property or trade fixtures located in any part of the Building or Common Areas), including without limitation: (i) all costs of maintenance, repair, waste disposal, janitorial, security, landscaping, and HVAC or other common utility or service maintenance; (ii) any and all costs of maintenance and repair required to be performed by Sublessor pursuant to Section 11.1 of the Master Lease, BUT EXCLUDING those costs arising from maintenance and repair of the interior and nonstructural portions of Sublessor's Premises; and (iii) all charges for heat, water, sewer, gas, electricity, ventilating, air-conditioning and other utilities and similar services to the Building that are not separately metered to the Premises. Notwithstanding anything to the contrary herein, Building Operating Costs, shall not include: (i) any capital expenditures made pursuant to Section 11.3(b) of the Master Lease (to the extent that Sublessor receives a rent credit from Master Landlord for such expenditure); (ii) costs incurred due to violation of any terms or conditions of the Master Lease, this Sublease or any other lease relating to any portion of the Building; (iii) costs of any repair for which Sublessor receives reimbursement from insurance proceeds or the Master Lessor or any other third party (other than through its Proportionate Share of Building Operating Expenses and Taxes); (iv) damage and repairs necessitated by the gross negligence or willful misconduct of Sublessor or Sublessor's officers, employees, agents or contractors; (v) reserves by Sublessor (not Master Lessor) for the repair, replacement or improvement of the Master Premises or any portion thereof; (vi) all Annual Base Rent due under the Master Lease;
(vii) all costs and expenses incurred in connection with any sublease and/or assignment negotiations and transactions with present or prospective subtenants or other occupants or assignees of the Master Premises (except for subtenants or assignees of Sublessee's interest in this Sublease or the Premises); (viii) costs and expenses incurred in renovating or otherwise improving, decorating, painting or redecorating any portion of the Sublessor's Premises or otherwise incurred for the sole benefit of Sublessor or the Sublessor's Premises; (ix) any costs, fines, or penalties incurred due to violations by Sublessor or other subtenant of the Master Premises of any governmental rule or authority, this Sublease or any other lease in the Project, or due to Landlord's negligence or willful misconduct; (x) wages, salaries, or other compensation paid to any employees of Sublessor; (xii) Sublessor's general corporate overhead and administrative expenses and (xiii) expenses incurred by Sublessor in connection with services, utilities or other benefits to Sublessor, or its agents, employees, officers, directors or invitees in the Building, which are not offered to Sublessee or are not of the nature of services, utilities or benefits generally provided to tenants of industrial premises in the vicinity of the Building. Any capital expenditures included in Building Common Area Costs shall be amortized on a straight line basis over the term of the Master Lease, and Sublessee shall be liable only for that portion allocable to the remaining term of this Sublease.

                                   ARTICLE 4

                            [INTENTIONALLY DELETED]

                                ARTICLE 5 - USE

     The Premises are to be used for the Permitted Uses, and for no other purpose or business without the prior written consent of Sublessor. In no event shall the Premises be used for a purpose or use prohibited by the Master Lease.

                            ARTICLE 6 - ALTERATIONS

     Sublessee shall not, without Sublessor's prior written consent, which consent shall not be unreasonably withheld by Sublessor, make or cause to be made any alterations, additions or improvements to the Premises (or any changes to the Improvements) except for interior non-structural alterations not exceeding Ten Thousand ($10,000) in cumulative costs during the Term of this Sublease. It shall be deemed reasonable for Sublessor to withhold its consent to any alterations unless and until Sublessee delivers to Sublessor reasonable security for the cost of removal of the alterations. All alterations, additions or improvements requiring Master Landlord's consent shall also require Sublessor's prior written consent. As part of such consent, Sublessee shall also obtain Master Landlord's written notice regarding whether removal of such alterations will be required by Master Landlord as part of the surrender obligations under the Master Lease. Sublessee shall remove all alterations required to be removed by Master Lessor or Sublessor, and repair all damage caused thereby, prior to expiration of the Term of this Sublease. Sublessee shall defend, indemnify and hold harmless Sublessor from all liabilities, including restoration charges, which may be imposed by Master Landlord or other parties due to Sublessee's alterations, additions or improvements.

                   ARTICLE 7 - RIGHTS AND DUTIES OF SUBLESSEE

     7.1 SUBLEASE SUBJECT TO MASTER LEASE. It is expressly understood, acknowledged and agreed by Sublessee that this Sublease shall incorporate by reference the terms, conditions and covenants of the Master Lease, except as excluded in Section 7.2 below, modified as appropriate in the circumstances so as to make such Sections applicable only to the subleasing hereunder by Sublessor of the Premises during the Term of this Sublease. Sublessee shall be subject to, bound by and comply with all of said Sections of the Master Lease with respect to the Premises accruing during the Term of this Sublease, and shall satisfy all such terms and conditions of the Master Lease for the benefit of both Sublessor and Master Landlord, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted (subject to the limitations set forth in this Sublease), wherever in the Master Lease the word "Landlord" appears, for the purposes of this Sublease, the words "Master Landlord" (and, as applicable hereunder, "Sublessor") shall be substituted; and wherever in the Master Lease the word "Premises" appears, for the purposes of this Sublease, the words "Master Premises" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Master Landlord by the Master Lease. Sublessee expressly acknowledges, notwithstanding anything to the contrary in this Sublease, that Sublessee's duty to indemnify, protect, defend and hold Sublessor harmless from and against any and all claims, liabilities, penalties, losses or expenses (including reasonable attorneys fees and costs) pursuant to this Sublease, and as more specifically set forth in Section 14 of the Master Lease, shall include Sublessor's duty to indemnify, defend, protect and hold Master Landlord harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees and costs). Sublessor shall indemnify, protect, defend and hold Sublessee harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees and costs) arising from Sublessor's breach or failure to perform any obligation under the Master Lease that is caused by: (a) Sublessor's breach or failure to perform under this Sublease; or (b) any negligent or tortious act or omission of Sublessor, its officers, agents, employees, invitees or contractors relating to the Premises.

          It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the aforesaid Sections of the Master Lease other than to maintain the Master Lease in full force and effect during the term of this Sublease and to pay the difference between the Sublease Rent and the Rent due and payable under the Master Lease; provided, however, that Sublessor shall not be liable to Sublessee for any earlier termination of the Master Lease which is not due to the fault of Sublessor. In the event of any conflict between this Sublease and the Master Lease, the more restrictive provision shall control, as between Sublessor and Sublessee. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Master Landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof without the fault of Sublessor shall likewise terminate this Sublease.

     7.2 EXCLUSIONS. The terms and provisions of the following Sections of the Master Lease are not incorporated into this Sublease: Master Lease Sections 2.1, 3.1, 3.2, 4.1, 4.2, 4.3, 9, 17.1, 17.4, 50.3. Section 37.1
shall apply only to Master Landlord.

     7.3 TIME FOR NOTICE. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

     7.4 SUBLESSOR'S OBLIGATIONS. It shall be the obligation of Master Landlord (i) to provide or cause to be provided all services to be provided by Landlord under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Master Landlord made in the Master Lease, including without limitation, the obligations of Sections 11.3 and 15.2 of the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants; provided, however, Sublessor, upon written notice by Sublessee, shall promptly and diligently attempt to enforce all obligations of Master Landlord under the Master Lease, provided that Sublessee reimburses Sublessor for all reasonable costs and expenses incurred in connection therewith.

     7.5 USE OF BUILDING COMMON AREAS. Sublessee shall comply with all reasonable and non-discriminatory rules and regulations established by Sublessor with respect to use of the Building Common Areas, and shall insure compliance therewith by all of Sublessee's employees, contractors and invitees. Without limiting the generality of the foregoing, Sublessee shall insure that there is no consumption of food by Sublessee's employees, agents, contractors or invitees in the lobby, and shall promptly comply with all reasonable requests of Sublessor intended to comply with Good Laboratory Practices and/or Good Manufacturing Practices. Sublessor shall maintain the Building Common Area in a clean, safe and sanitary condition.

     7.6 ENTRY BY SUBLESSOR. Sublessor shall have the right, upon at least 24 hours advance notice (except in an emergency, in which case no notice shall be required) to enter upon the Premises for purposes of maintenance and repair, and to ensure compliance by Sublessee with its obligations pursuant to this Sublease. Sublessee shall provide Sublessor with two keys (including card keys) to all doors of the Premises in order to facilitate such entry.
In addition, Sublessor shall have the right to show the Premises to prospective lenders, partners, subtenants and their assigns during normal business hours on at least 24 hours' prior notice.

                          ARTICLE 8 - INDEMNIFICATION

     Sublessee covenants to indemnify, defend, protect and hold Sublessor, its agents, officers, employees, and contractors harmless from and against
(i) any and all claims, causes of action, obligations, liabilities, costs and expenses (including reasonable attorneys' fees and costs) to the extent arising out of or in connection with Sublessee's use or occupancy of the Premises, the Common Areas and /or the Building Common Areas before or after the commencement of the Term of this Sublease, and (ii) the breach of this Sublease (or, to the extent incorporated herein, the Master Lease) by

Sublessee, its employees, agents, contractors or invitees. Sublessor covenants to indemnify, defend, protect and hold Sublessee harmless from and against any and all claims, causes of action, obligations, liabilities, costs and expenses (including reasonable attorney fees and costs) to the extent arising out of or in connection with Sublessor's use or occupancy of the Sublessor's Premises, Common Areas and/or the Building Common Areas before or after the commencement of the Term of this Sublease and (iii) the breach of this Sublease or the Master Lease by Sublessor, its employees, agents, contractors or invitees.

                            ARTICLE 9 - INSURANCE

     Sublessee covenants to obtain and maintain the insurance policies required to be maintained by Sublessor under Section 15.1, 15.2(c), 15.2(d) and 15.3 of the Master Lease naming Sublessor as an additional insured; to provide Sublessor with certificates evidencing such insurance; and not to merit cancellation or termination of such required insurance policies without giving at least fifteen (15) days prior written notice to Sublessor and Master Landlord. Sublessee shall deliver to Sublessor, from time to time and upon Sublessor's or Master Landlord's reasonable written request, certificates of insurance indicating that the required policies of insurance are in full force and effect throughout the entire term of this Sublease.
All insurance policies required to be carried by Sublessor pursuant to the Master Lease shall be carried by Sublessee, covering Sublessee's liability, and all such policies shall be written in accordance with the requirements for such insurance set forth in Section 15.1 of the Master Lease.

                       ARTICLE 10 - DEFAULTS AND REMEDIES

     In the event of a default by Sublessee, Sublessor shall have all of the rights and remedies against Sublessee as are set forth in Section 19 of the Master Lease as though Sublessor were the landlord named therein and Sublessee was the tenant named therein.

                              ARTICLE 11 - NOTICES

     All notices or correspondence provided for herein shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested, or by a nationally-recognized overnight delivery company which provides a receipt evidencing delivery, in which event they shall be deemed received on the date of delivery as evidenced by the receipt. The Master Landlord's, Sublessor's and Sublessee's addresses for written notices required to be given hereunder shall be the addresses set forth in the Basic Sublease Information, or at such other place designated by advance written notice delivered in accordance with the foregoing.

                     ARTICLE 12 - ASSIGNMENT AND SUBLETTING

     Sublessee shall not sell, assign, encumber, sublet, hypothecate or otherwise transfer by operation of law or otherwise this Sublease or the Sublessor's interest in and to the Premises (but not including any of Sublessee's trade fixtures or other personal property in the Premises) without first procuring the written consent of the Sublessor, which consent may be withheld in Sublessor's sole and absolute discretion. Any such sale, assignment, encumbrance, sublease or other transfer in violation of the terms of this Sublease shall be void and shall be of no force or effect. In the event Sublessor authorizes such a sublease, assignment or transfer, Sublessee shall remain fully liable for the Sublessee's obligations under this Sublease. Notwithstanding the foregoing, Sublessee shall have the right, after written notice to Sublessor, to assign or sublet all or any portion of the Premises to any entity controlling, controlled by or under common control with Sublessee or any successor by merger or consolidation, provided that:
(1) the transferee agrees in writing to assume all of Sublessee's obligations under the Sublease, and (2) the original Sublessee shall not be released from any of its obligations hereunder.

                      ARTICLE 13 - REPAIRS AND MAINTENANCE

     Sublessee shall, at Sublessee's sole expense, keep the Premises in good order and sanitary condition, and repair any damage thereto caused by Sublessee or Sublessee's agents, employees, contractors or invitees. Sublessee acknowledges that Sublessor is under no duty to make repairs or improvements to the Premises, and Sublessee hereby waives any right it may have at law or in equity to enforce the same. Notwithstanding the foregoing, to the extent Master Landlord is obligated under the Master Lease to make any maintenance or repairs in or to the Premises or Building, Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce such obligations of Master Landlord, provided that Sublessee reimburses Sublessor for all reasonable costs and expenses incurred in connection therewith. Notwithstanding the foregoing, if such maintenance or repairs affect the use and enjoyment of the Building Common Area, such costs and expenses of enforcement shall be paid by Sublessor and Sublessee in proportion to their relative interests in the Building.

                      ARTICLE 14 - DAMAGE AND DESTRUCTION

     14.1 TERMINATION OF MASTER LEASE. If the Premises is damaged or destroyed and Master Landlord exercises any option to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the termination of the Master Lease. So long as Sublessee is not in default under this Sublease beyond the applicable notice and cure period for such default on the date of such damage or destruction, Sublessee shall have the same rights of termination under this Sublease as Sublessor may have to terminate the Master Lease upon an event of damage or destruction under the Master Lease. In the event Sublessee is in default under this Sublease beyond the applicable notice and cure period for such default on the date of such damage or destruction, then Sublessor shall have the right to exercise any termination right granted to Sublessor under Section 15 of the Master Lease.

     14.2 CONTINUATION OF SUBLEASE. If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect. Sublessee shall be obligated to fulfill any repair obligations of Sublessor with respect to the Premises; provided, however, that (i) Sublessor shall diligently enforce any obligation of Master Landlord to rebuild the

Premises in accordance with the Master Lease; (ii) Sublessor shall make available to Sublessee any insurance proceeds Sublessor receives as a result of damage or destruction of the Premises; and (iii) Sublessee shall be entitled to abatement of Rent on a proportionate basis (based on the degree to which Sublessee's use of the Premises is impaired as compared to the impairment of Sublessor's use of Sublessor's Premises) to the extent that Sublessor's Rent is abated under the Master Lease. In the event that the damage cannot reasonably be repaired by the date that is 90 days prior to the expiration of the Term of this Sublease, then either party may terminate this Sublease by written notice to the other party.

                           ARTICLE 15 - CONDEMNATION

     15.1 TOTAL CONDEMNATION. If all of the Premises are condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), this Sublease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination.

     15.2 PARTIAL CONDEMNATION. If any portion of the Premises is Condemned, and Master Landlord exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If this Sublease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect and Sublessee shall promptly restore the Premises to the extent of any Condemnation proceeds recovered by Sublessor and made available by Sublessor to Sublessee for restoration, in addition, Sublessor shall diligently enforce any rights under the Master Lease to require Master Landlord to rebuild the Master Premises. Rent shall be equitably adjusted to take into account interference with Sublessee's ability to conduct its operations on the Premises as a result of the Premises being Condemned, pursuant to the terms and conditions of Section 14 of the Master Lease.

     15.3 SUBLESSEE'S AWARD. Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, such compensation as may be separately awarded to Sublessee in connection with such Condemnation proceedings.

                       ARTICLE 16 - SURRENDER OF PREMISES

     Sublessee shall peaceably surrender the Premises (including, without limitation, the Improvements) to Sublessor upon expiration or earlier termination of this Sublease, broom-clean and in as good a condition as when Sublessee took possession and with the Work List work completed, except for
(i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Sublessee shall remove Sublessee's personal property and, if Master Landlord, by written notice delivered to Sublessee at least sixty (60) days prior to the expiration of the Sublease, requires removal of Sublessee's lab drops from the Premises as a condition to Sublessor's surrender of the Building under the Master Lease (as permitted by the surrender provisions of the Master Lease), then Sublessee shall also remove such lab drops at Sublessee's cost and expense, upon the expiration or earlier termination of this Sublease and promptly repair all damage to the Premises or Building caused by such removal.

     If Sublessee abandons the Premises, any of Sublessee's personal property left on the Premises shall be deemed to be abandoned, and, at Sublessor's option, title shall pass to Sublessor under this Sublease as by a bill of sale. If Sublessee abandons the Premises and Sublessor elects to remove all or any part of Sublessee's personal property, the reasonable cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Sublessee.

                           ARTICLE 17 - MISCELLANEOUS

     17.1 ENTIRE AGREEMENT. This Sublease and the applicable portions of the Master Lease contained by reference herein, contain all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede any and all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

     17.2 CAPTIONS. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

     17.3 MASTER LANDLORD'S CONSENT. This Sublease is conditioned upon Master Landlord's written approval of this Sublease prior to the Commencement Date. If Master Landlord refuses to consent to this Sublease, then this Sublease shall be deemed void and of no effect, in which event the parties shall be discharged from all obligations hereunder and Sublessor shall return the Prepaid Rent, if previously delivered to Sublessor, to Sublessee; provided, however, that if Master Landlord acts unreasonably in withholding such consent, Sublessor shall reasonably attempt to enforce Sublessor's rights under Section 47.1 of the Master Lease.

     17.4 AUTHORITY. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

     17.5 ATTORNEYS' FEES. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

     17.6 BROKER. Sublessor shall be responsible for payment of any and all finder's fees or commissions to Shaun Burnett of Irving Hughes Group, Inc. ("Broker") in connection with this Sublease. Each party warrants and represents that it has had no dealings with any real estate broker, agent or finder other than Broker in connection with the negotiation of this Sublease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with the Premises or this Sublease. Each party shall indemnify and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys' fees and costs) arising from any claim for a leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent in connection with the Premises or this Sublease.

     17.7 COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

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                                       12

     IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, effective as of the Effective Date.

                              "SUBLESSOR"

                              MOLECULAR BIOSYSTEMS, INC.
                              a Delaware corporation


                              By:    /s/ Gerard A. Wills
                                     ----------------------------
                              Name:  Gerard A. Wills
                                     ----------------------------
                              Its:   Chief Financial Officer
                                     ----------------------------


                              "SUBLESSEE"

                              DURA PHARMACEUTICALS, INC.
                              a Delaware corporation


                              By:    /s/ M.R. Woodbury
                                     -----------------------------
                              Name:  M.R. Woodbury
                                     -----------------------------
                              Its:   Senior Vice President
                                     -----------------------------




              [Remainder of This Page Intentionally Left Blank]

                                   EXHIBIT A

                                  MASTER LEASE

                                   EXHIBIT B

                                   PREMISES

                                  EXHIBIT B-1

                           COMMON AREA OF FIRST FLOOR

                                   EXHIBIT C

                                   WORK LIST

                                [To Be Attached]

                                   EXHIBIT D

                                EXIT ASSESSMENT


     I. An updated Phase I Assessment shall be prepared by an independent consultant and shall be consistent with the American Society for Testing Materials (ASTM) Standard E-1527 and shall, by its terms, allow the following parties to rely upon its conclusions: Master Landlord, Sublessor and Sublessee.

     II. An Interior Site Assessment consisting of a visual inspection of all surfaces (floors, walls, ceiling tiles, benches, interior of cabinets, etc.) for signs of contamination and deterioration. Visual inspection of all sinks and readily accessible drain lines for signs of deterioration, loss of integrity and leakage. The Interior Site Assessment shall include detailed written documentation of all observations and dated photos to document the existing condition thereof.

     III. A Wastewater Collection System Assessment consisting of a flush and clean-out of all discharge piping and traps with observation of effluent during the clean-out and, in the event that visual observation of the effluent indicates degradation of the Wastewater Collection System in excess of normal wear for a facility of similar age and use, videotaping of the Wastewater Collection System along with a written report for each ten foot (10') piping segment.

                                      D-1